Exhibit 99.1

Navistar International Corporation 2701 Navistar Dr. Lisle, IL 60532 USA P: 331-332-5000 W: navistar.com

Media contact:	Brea Whalen, Breana.Whalen@Navistar.com, 331-332-3056
Investor contact:	Marty Ketelaar, Marty.Ketelaar@Navistar.com, 331-332-2706
Web site:	www.Navistar.com/newsroom

NAVISTAR RECEIVES ALL REGULATORY APPROVALS NECESSARY TO PROCEED WITH THE CLOSING OF THE MERGER WITH TRATON SE

LISLE, Ill. — June 30, 2021 — Navistar International Corporation (“Navistar”) (NYSE: NAV), a leading U.S. truck maker, today announced all regulatory approvals necessary to proceed with the previously announced merger with Dusk Inc. (“Merger Subsidiary”), a wholly owned indirect subsidiary of TRATON SE (“TRATON”), were received. The closing date of the merger is expected to be on July 1, 2021, subject to the satisfaction of customary closing conditions.

As previously announced, on November 7, 2020, Navistar, TRATON and Merger Subsidiary entered into a merger agreement (the “Merger Agreement”), pursuant to which TRATON would acquire all of the outstanding common shares of Navistar not already owned by TRATON for a price of USD 44.50 per share in cash, which Navistar stockholders approved at Navistar’s annual meeting on March 2, 2021.

Once the merger with TRATON is complete, Navistar will be part of the TRATON family and thus support TRATON in its aim to become a global champion of the transportation industry.

About Navistar

Navistar International Corporation (NYSE: NAV) is a holding company whose subsidiaries and affiliates produce International® brand commercial trucks, proprietary diesel engines, and IC Bus® brand school and commercial buses. An affiliate also provides truck and diesel engine service parts. Another affiliate offers financing services. Additional information is available at www.Navistar.com.

Forward-Looking Statements

Certain statements in this press release, that are not purely historical, may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and the Private Securities Litigation Reform Act of 1995, each as amended.

Forward-looking statements provide current expectations of future events and include any statement that does not directly relate to any historical or current fact. Words such as “anticipates,” “believes,” “expects,” “intends,” “plans,” “projects,” or other similar expressions may identify such forward-looking statements.

Actual results may differ materially from those discussed in forward-looking statements as a result of factors, risks and uncertainties over which Navistar has no control. These factors, risks and uncertainties include, but are not limited to, the following: (i) conditions to the completion of the proposed merger may not be satisfied; (ii) the continued satisfaction of all regulatory conditions to the closing; (iii) the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement; (iv) the effect of the announcement or pendency of the proposed merger on Navistar’s business relationships, operating results, and business generally; (v) risks that the proposed merger disrupts Navistar’s current plans and operations and potential difficulties in Navistar’s employee retention as a result of the proposed merger; (vi) risks related to diverting management’s attention from our ongoing business operations; (vii) potential and existing litigation that may be instituted, or has been instituted, against Navistar or its directors or officers related to the proposed merger or the Merger Agreement; (viii) the amount of the costs, fees, expenses and other charges related to the proposed merger; and (ix) such other factors as are set forth in Navistar’s periodic public filings with the Securities and Exchange Commission (“SEC”), including but not limited to those described under the headings “Risk Factors” and “Forward Looking Statements” in its Form 10-K for the fiscal year ended October 31, 2020, which was filed with the SEC on December 17, 2020, the definitive proxy statement on Schedule 14A, which was filed with the SEC on January 29, 2021, the quarterly report on Form 10-Q for the fiscal quarter ended April 30, 2021 and in its other filings made with the SEC from time to time, which are available via the SEC’s website at www.sec.gov.

Forward-looking statements reflect the views and assumptions of management as of the date of communication with respect to future events. Navistar does not undertake, and hereby disclaims, any obligation, unless required to do so by applicable securities laws, to update any forward-looking statements as a result of new information, future events or other factors. The inclusion of any statement in this communication does not constitute an admission by Navistar or any other person that the events or circumstances described in such statement are material.

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